UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hygge Integrated Brands Corp.
(Exact name of registrant as specified in its charter)

Nevada	84-5155876
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Yonge Street, Unit 1801

Toronto, ON M5E 1W7

 (Address of principal executive offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  [    ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  [ X ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  [    ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-237603

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock, par value $0.001, is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-237603), as originally filed with the U. S. Securities and Exchange Commission on April 8, 2020, and amendments thereto (the “Registration Statement”), is hereby incorporated by reference in response to this item.

Item 2. Exhibits

The following exhibits are incorporated herein by reference:

Exhibit	Description	Reference

3.1	Articles of Incorporation	Filed on April 8, 2020 as Exhibit 3.1 to the Registrant 's Registration Statement on Form S-1 (File No. 333-237603) and incorporated herein by reference.
3.2	ByLaws	Filed on April 8, 2020 as Exhibit 3.2 to the Registrant 's Registration Statement on Form S-1 (File No. 333-237603) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Hygge Integrated Brands Corp.
By: /s/ Elena Krioukova
Date: July 20, 2020	Elena Krioukova Chief Executive Officer